                                                                    EXHIBIT 99.1
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                   [VION PHARMACEUTICALS, INC. LOGO OMITTED]

               COMPANY CONTACT:         Vion Pharmaceuticals, Inc.
                                        Alan Kessman, Chief Executive Officer
                                        Howard B. Johnson, President
                                        (203) 498-4210 phone

               Vion Announces Initiation of Phase I Clinical Trial

            of CLORETAZINE(TM) (VNP40101M) in Pediatric Brain Tumors

NEW HAVEN, CT, APRIL 13, 2005 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced that a Phase I trial of its anticancer agent CLORETAZINE(TM)
(VNP40101M) in pediatric brain tumors had been initiated by the Pediatric Brain
Tumor Consortium (PBTC).

The trial will evaluate the maximum tolerated dose (MTD) and dose limiting toxicities of CLORETAZINE(TM) (VNP40101M) administered daily for five consecutive days every six weeks in children with recurrent, progressive or refractory primary brain tumors. The MTD will be estimated in two strata: (i)
patients who receive no prior radiation or local radiation only and/or less than or equal to two prior myelosuppressive chemotherapy or biological therapy
regimens.and (ii) patients who received prior craniospinal radiation, high-dose chemotherapy, and/or greater than two prior myelosuppressive chemotherapy or biological therapy regimens.

Sridharan Gururangan, M.D., Director of Pediatric Clinical Services at The Brain
Tumor Center at Duke University Medical Center, said "Children with recurrent malignant brain tumors have an extremely poor prognosis. Treatment failure is usually due to the development of drug resistance in tumors. New drugs with novel mechanisms of action are required to circumvent this resistance.
CLORETAZINE(TM) (VNP40101M) is a novel alkylating agent that has shown promising activity in pre-clinical studies in brain tumor xenografts. This Phase I study through the PBTC will be the first study of this drug in children."

The PBTC was formed by the National Cancer Institute (NCI) in 1999 to improve the treatment of primary brain tumors in children. The PBTC's primary objective is to rapidly conduct novel Phase I and II clinical evaluations of new therapeutic drugs, new biological therapies, treatment delivery technologies and radiation treatment strategies in children from infancy to 21 years of age with primary central nervous system (CNS)

tumors. Participating Institutions include Children's Hospital of Philadelphia,
Children's Hospital & Regional Medical Center (Seattle), Children's National
Medical Center (Washington, DC), Children's Memorial Hospital (Chicago), Dana
Farber Cancer Institute (Boston), The Brain Tumor Center at Duke, Duke
University Medical Center, National Cancer Institute, St. Jude Children's
Research Hospital, Texas Children's Cancer Center, University of California at
San Francisco, and the Children's Hospital, University of Pittsburgh. Together,
these academic centers and children's hospitals are responsible for the diagnosis and treatment of the majority of children with primary brain tumors in the United States. The PBTC has a direct working relationship with the
Children's Oncology Group (COG) to ensure that results from Phase I and II trials can be confirmed through additional Phase II and multi-agent Phase III clinical trials in the COG. The COG is the leading organization of doctors and scientists dedicated to discovery of cures for infants, children, teens and young adults with cancer at over 200 institutions throughout North America and abroad.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in clinical trials: CLORETAZINE(TM) (VNP40101M), a unique sulfonylhydrazine alkylating agent is being evaluated in five clinical trials, including a Phase III trial in combination with Ara-C in relapsed acute myeloid leukemia, and Triapine(R), a potent inhibitor of a key step in DNA synthesis, is being evaluated in combination with gemcitabine in a Phase II trial in pancreatic cancer and several additional Phase I and II trials sponsored by the National Cancer Institute. In preclinical studies, Vion is evaluating KS119, a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company is also seeking development partners for TAPET(R), its modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at
www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended
December 31, 2004. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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